UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Sound Financial, Inc.

(Exact name of registrant as specified in its charter)

Federal	26-0776123
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2005 Fifth Avenue, Seattle, Washington	98121
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act: None.

If this form relates to the registration of a class of securities pursuant to Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-146196

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 per share

(Title of Class)

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Item 1. Description of Registrant's Securities to be Registered.

For a description of the Registrant's securities, reference is made to "Market for Sound Financial, Inc. Common Stock," "Our Policy Regarding Dividends" and "Description of Capital Stock of Sound Financial, Inc." in the prospectus included in Registrant's Pre-Effective Amendment No. One to the Registration Statement on Form SB-2 (Registration No. 333-146196), which is hereby incorporated by reference. For a description of the provisions of the Registrant's Charter and Bylaws that may render a change in control of the Registrant more difficult, reference is made to "Restrictions on Acquisition of Sound Financial, Inc. and Sound Community Bank" in the Registrant's prospectus referenced above.

Item 2. Exhibits.

    Pre-Effective Amendment No. One to Registrant's Registration Statement on Form SB-2 (Registration No. 333-146196) dated November 2, 2007, is hereby incorporated by reference.

    Charter for Sound Financial, Inc., filed as Exhibit 3.1 to the Registration Statement on Form SB-2 (Registration Number 333-146196) dated September 20, 2007, is hereby incorporated by reference.

    Bylaws of Sound Financial, Inc., filed as Exhibit 3.2 to Pre-Effective Amendment No. One to the Registration Statement on Form SB-2 (Registration Number 333-146196) dated November 2, 2007, are hereby incorporated by reference.

    Specimen Stock Certificate, filed as Exhibit 4 to Pre-Effective Amendment No. One to the Registration Statement on Form SB-2 (Registration Number 333-146196) dated November 2, 2007, is hereby incorporated by reference.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SOUND FINANCIAL, INC.

Date: November 2, 2007	By:	/s/ Laura Lee Stewart Laura Lee Stewart, President and Chief Executive Officer